EXHIBIT 10.1

GENERAL RELEASE AND SETTLEMENT AGREEMENT

This General Release and Settlement Agreement (“Agreement”) is made this 11th day of January, 2007 by and between SmartVideo™ Technologies, Inc. d/b/a uVuMobile™ (the “Company”) and the Claimant Parties (as defined herein). The term “Parties” shall refer to the Claimant Parties and the Company collectively.

WITNESSETH:

WHEREAS, Bruce and Donna Breit, Robert A. Breit, James L. Chittaro, Joel Cohen, Robert Gruen, Lawrence Hanson, Richard Himmelman, Ronald Himmelman, Karyn Keller, Peter M. Vilim Revocable Trust and Robert Winskowicz (collectively the "Breit Plaintiffs") have asserted certain claims and rights against and with respect to the Company, including, but not limited to, those claims made in Civil Action No. 1:06-CV-850-MHS currently pending in the United States District Court for the Northern District of Georgia (the "Breit Lawsuit");

WHEREAS, William B. Bandy, Thomas Bivens and J. Mark Leho (collectively the "Bandy Plaintiffs") have asserted certain claims and rights against and with respect to the Company, including, but not limited to, those claims made in Civil Action No. 1:06-CV-2389-MHS currently pending in the United States District Court for the Northern District of Georgia (the "Bandy Lawsuit");

WHEREAS, Christopher Devone (the "Devone Plaintiff") has asserted certain claims and rights against and with respect to the Company, including, but not limited to, those claims made in Civil Action No. 1:06-CV-2388-MHS currently pending in the United States District Court for the Northern District of Georgia (the "Devone Lawsuit");

WHEREAS, the Richard J. Seifert Trust and the Rita M. Seifert Trust (collectively the "Seifert Plaintiffs") have asserted certain claims and rights against and with respect to the Company, including, but not limited to, those claims made in Civil Action No. 1:06-CV-2391-MHS currently pending in the United States District Court for the Northern District of Georgia (the "Seifert Lawsuit");

WHEREAS, John L. Walters and Robert T. Campbell (collectively the "Walters Plaintiffs") have asserted certain claims and rights against and with respect to the Company, including, but not limited to, those claims made in Civil Action No. 1:06-CV-2390-MHS currently pending in the United States District Court for the Northern District of Georgia (the "Walters Lawsuit");

WHEREAS, Steven Himmelman, Brian Boxer, Vittoriano DiLuzio, Jerry Bratton, and Darren Breitkreuz (collectively the "Other Claimants") believe they have certain claims and rights against and with respect to the Company; and

WHEREAS, Alan Frank and Alan L. Frank Law Associates, P.C. (collectively "Frank") represent the Breit Plaintiffs, the Bandy Plaintiffs, the Devone Plaintiff, the Seifert Plaintiffs, the Walters Plaintiffs, and the Other Claimants with respect to those certain claims and rights referenced above;

WHEREAS, the Breit Plaintiffs, the Bandy Plaintiffs, the Devone Plaintiff, the Seifert Plaintiffs, the Walters Plaintiffs, the Other Claimants, and Frank (collectively the "Clamant Parties") desire to resolve all claims and rights alleged in the Breit Lawsuit, the Bandy Lawsuit, the Devone Lawsuit, the Seifert Lawsuit, and the Walters Lawsuit (collectively the "Lawsuits") and any and all other claims and rights against the Company.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.    Effective Date. This Agreement shall become effective on January 11, 2007 (“the Effective Date”).

2.    Payment and Registration Rights.

(a)    Payment. The Company will issue Six-Million (6,000,000) shares of common stock (the “Common Stock”) to the Claimant Parties to be allocated to them as solely agreed to by and between the Claimant Parties. The inability of the Claimant Parties to agree on the proper allocation of the common stock will not affect the validity or enforceability of this Agreement. The Company may rely upon the written representation of Frank as to the proper allocation of the Common Stock. Assuming Frank notifies the Company in writing of the proper allocation of the Common Stock on or before January 16, 2007, the Company will use its best efforts to issue the applicable stock certificates and deliver them to Frank by January 30, 2007.

(b)    Taxes and Indemnity. The agreed upon value for Federal income tax purposes for each share of Common Stock (the "Share Basis") will be the lower of fifty percent (50%) of the publicly traded closing price of the Company’s stock on (i) the Effective Date, or (ii) the day on which the Stock Certificates for the Common Stock are physically received by Frank. The Company will issue to each of the Claimant Parties an IRS Form 1099 reflecting their pro rata share (inclusive of attorneys' fees) of the Share Basis for the Common Stock. The Claimant Parties shall be solely responsible for the payment of any taxes or any withholdings resulting from the issuance of the Common Stock and shall, jointly and severally, indemnify the Company and hold the Company harmless from any taxes, amounts required by law to be withheld as a result of the issuance of the Common Stock, penalties, costs, expenses and interest assessed against, paid by, or incurred by the Company as a result of or relating to the issuance of the Common Stock, the Share Basis, or the reporting of the Share Basis to any government authority or to the Claimant Parties, including but not limited to reporting the Share Basis for the Common Stock on IRS Form 1099.

(c)    Legend on Common Stock. The Claimant Parties each hereby acknowledge, understand and agree that the Common Stock will be legended and restricted securities within the meaning of the Securities Act of 1933, and that as such, such shares may not be offered or sold publicly unless such shares are registered under the Securities Act of 1933 or offered and sold pursuant to an exemption therefrom.

(d)    Registration Rights Agreement. The Parties agree to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) which shall include, among others, the following terms:

(i)    The Company will prepare a registration statement on Form S-1 covering the resale of the Common Stock under Rule 415 of the Securities Act of 1933 (the “Registration Statement”) which will be filed with the United States Securities and Exchange Commission (the "SEC") on or before February 12, 2007. The Company shall pay for the cost of the Registration Statement as set forth in the Registration Rights Agreement. The Company will use its best efforts to have the Registration Statement declared effective by the SEC on or before April 5, 2007. Notwithstanding the above, if the SEC notifies the Company that the SEC intends to review the Registration Statement, the Company will use its best efforts to have the Registration Statement become effective as soon as reasonably practical after the SEC review, but in no event will the Company be required to meet the April 5, 2007 deadline.

(ii)    The Company will use its best efforts for a period of five (5) years to maintain the effectiveness of the Registration Statement in accordance with the terms of the Registration Rights Agreement. Notwithstanding the above, the Registration Rights Agreement shall provide that the Company may suspend the use of the Registration Statement for periods not to exceed thirty days in length if, in the good faith opinion of the Board of Directors of the Company, after consultation with counsel, material, nonpublic information exists, including without limitation, due to the passage of time or the existence of pending material corporate developments, the public disclosure of which would be necessary to cause the Registration Statement to be materially true and to contain no material misstatements or omissions, and in each such case, where, in the good faith opinion of the Board of Directors, such disclosure will require time to develop or would be reasonably likely to have a material adverse effect on the Company.

(iii)    Claimant Parties will provide information as is reasonably requested by the Company be included in the Registration Statement. All of such information shall be true and correct in all material respects.

The final terms of the Registration Rights Agreement shall be as mutually agreed to by the Parties.

3.    Release of Claims by Claimant Parties. As a material inducement to the Company to enter into this Agreement, the Claimant Parties hereby irrevocably release the Company and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates) of the Company, and all persons acting by, through, under or in concert with them, including without limitation, Michael Criden, Justin A. Stanley, Glenn Singer, Richard Bennett and Ron Warren (collectively the “Releasees”), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, any claim of breach of fiduciary duty, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulation or ordinance (the “Claim” or “Claims”), which the Claimant Parties now have, or claim to have, or which the Claimant Parties at any time hereinafter may have or claim to have, against each or any of the Releasees occurring up to and including the Effective Date. Notwithstanding the above, the Claimant Parties shall continue to own the shares and warrants, if any, they owned prior to the Effective Date; however, claims accruing or arising prior to the Effective Date relating to those shares and warrants are released hereby. The terms and conditions of such warrants, if any, shall continue as stated in the applicable warrant agreements between the Parties, without any right or claim to additional or better terms sought in (or similar to those sought in) the Lawsuits.

4.    Covenants Not to Sue. The Breit Plaintiffs, the Bandy Plaintiffs, the Devone Plaintiff, the Seifert Plaintiffs, the Walters Plaintiffs and the Other Claimants agree that they will not hereafter file or pursue any claims, grievances, complaints, lawsuits, or arbitrations against Releasees based on any Claim.

5.    Confidentiality of this Agreement. The Parties agree to keep confidential the terms of this Agreement, except as may be required by law (including but not limited to SEC disclosures) or as the Company, in its sole discretion, may deem fit to disclose in a press release.

6.    Destruction of Files. The Breit Plaintiffs, the Bandy Plaintiffs, the Devone Plaintiff, the Seifert Plaintiffs, the Walters Plaintiffs and the Other Claimants shall immediately destroy all pleadings, depositions, files, correspondence, computer records, disks, and other documents obtained in the Lawsuits or relating to the Lawsuits or the Claims (collectively the “Files”). Frank shall only use the Files to assist the Company and shall destroy the Files immediately upon request of the Company.

7.    Agreement Not to Assist Others. The Breit Plaintiffs, the Bandy Plaintiffs, the Devone Plaintiff, the Seifert Plaintiffs, the Walters Plaintiffs and the Other Claimants represent and agree that they will not assist any other person or entity of any kind in the institution, assertion, commencement, pursuit, prosecution, settlement or resolution of any claim, action, cause of action, suit, right, or demand of any kind whatsoever that in any way is based on, relates to, or arises from in whole or in part, directly or indirectly, any act or omission of any of the Releasees occurring up to and including the Effective Date of this Agreement, including but not limited to any claim that was asserted or that could have been asserted in the Lawsuits.

8.    Agreement Not to Use Confidential Information by Claimant Parties. The Claimant Parties covenant and agree, for a period of five (5) years from the Effective Date of this Agreement, not to use any Confidential Information which is or may come into the possession or knowledge of the Claimant Parties, including, but not limited to, any such information that was or is obtained through the Lawsuits or through any other means not herein specified, in any way against the Releasees. For purposes of this Agreement, “Confidential Information” means any and all data and information, whether disclosed orally, in writing, by observation, or otherwise, relating to the Company’s business which is not generally known to its competitors or the public and which has value to the Company. Confidential information covered by this Agreement does not have to be marked “Confidential” to be treated as such, and it includes, without limitation, information relating to the Company’s: software; designs; compilations; programs; methods; techniques; drawings; processes; research and development; legal affairs; accounting; filings and drafts thereof; work papers; finances; actual or potential customer information and lists; customer, partners, prospective customer, clients, vendors, agents, representatives, consultant, and employment candidate contact names and information; customer preferences; the needs and hiring habits of the Company’s customers; billing rates; pricing practices; marketing, recruiting, and placement strategies; business plans; margins; prices; operations; existing and future services; contract expiration dates; forecasts and forecast assumptions and volumes; and other financial, sales, marketing, services, and operations information, whether written or otherwise, which is not common knowledge in the Company’s industry or to the public. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public or its competitors by the Company (except where such public disclosure has been made without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

9.    Agreement Not to Disparage by Claimant Parties. The Claimant Parties agree that, as part of the consideration for this Agreement, and for a period of three (3) years from the Effective Date, they will not, directly or indirectly, in any capacity or manner, make, cause, encourage or assist to be made any statements, comments or remarks, whether oral, verbal, in writing, or electronically transmitted, which might reasonably be considered to be derogatory, defamatory or critical of, or negative towards, or to malign, harm, defame, disparage, or damage the reputation and good name of the Company, its subsidiaries or affiliates, its respective officers, directors, agents or employees, or the Releasees. Provided, however, that if any of the Claimant Parties are required by any applicable law, regulation, statute, subpoena, court order or other compulsory process to disclose information related to the Company, such disclosure of truthful information shall not constitute a breach of this section or of this Agreement, provided that the Claimant Parties give the Company reasonable advance notice of the request for such disclosure.

10.    Dismissal. Within 48 hours of delivery of the stock certificates to Frank as provided in paragraph 2(a) hereon, Frank, on behalf of the Claimant Parties, shall dismiss with prejudice the Lawsuits and the proceeding pending in the United States District Court for the Southern District of Florida, Fort Lauderdale Division, Civil Action No. 0:06-CV-61800-Dimitrouleas.

11.    Entire Agreement. This Agreement sets forth the complete and exclusive statement of the terms of the agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings between the Parties hereto pertaining to the subject matter hereof.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any principles of conflicts of laws.

13.    Specific Performance; Attorneys’ Fees. This Agreement may be specifically enforced, and injunctive relief may be granted to prevent a breach of the Agreement since there is no adequate remedy at law. The prevailing party in any proceeding brought to enforce this Agreement shall be entitled to an award of its reasonable costs and expenses, including, without limitation, attorneys’ fees.

14.    Severability. Should any part, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or otherwise unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions hereof shall be deemed not to be affected, and the Agreement shall be interpreted and enforced as if such illegal, invalid or unenforceable part, term or provision, to the extent possible, is not contained herein.

15.    Construction. The Parties acknowledge and agree that they participated jointly in the negotiation and drafting of this Agreement and the rule of construction that ambiguities are construed against the drafter is hereby waived.

16.    Retention of Frank. Frank agrees to consult with and/or represent the Company at the Company's option in connection with the filing or evaluation of or assistance with, one or more claims which the Company may have against third parties. In addition, Frank agrees to assist the Company in other legal matters, as needed (and subject to reasonable time limitations). As a result, Frank understands and agrees that he will not be able to litigate against the Company, and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates (and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates) in the future, unless authorized in writing by the Company.

17.    Consent Motions. The Parties agree to immediately file consent motions to stay rulings on and responses to motions pending in the Lawsuits. The Parties also agree to file a consent motion in the Breit litigation requesting that the court seal the entire record of the proceeding. Finally, the Parties agree that no further documents (pleadings, depositions, etc…) shall be filed in any of the Lawsuits by either Party, except dismissals of the Lawsuits.

18.    Amendment. This Agreement may not be modified, amended, supplemented, or terminated except by a written instrument executed by the Parties hereto.

19.    Heading. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

20.    Notice. All notices, requests, demands, and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, postage prepaid, to the other party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the Parties to one another):

If to the Company:	Attn: Chief Financial Officer w/ a copy also to: Attn: General Counsel SmartVideo™ Technologies, Inc. d/b/a uVuMobile™ 3505 Koger Boulevard, Suite 400 Duluth, Georgia 30096

If to Claimant Parties:	Alan L. Frank, Esquire Alan L. Frank Law Associates, P.C. 8380 Old York Road, Ste. 410 Elkins Park, PA 19027

21.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall be deemed to be one and the same Agreement. Executed counterparts may be delivered via facsimile transmission.

22.    Participation in Negotiations. EACH OF THE UNDERSIGNED PARTIES ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS PARTICIPATED IN THE NEGOTIATION OF AND CAREFULLY READ EACH OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND UNDERSTANDS ITS CONTENTS, AND THAT SUCH PARTY EXECUTED THIS AGREEMENT AS SUCH PARTY’S OWN FREE ACT AND DEED.

Executed and agreed to this 11th day of January, 2007 by and between:

SmartVideo™ Technologies, Inc. d/b/a uVuMobile™

By:  /s/ William J. Loughman

Its: Chief Financial Officer

/s/ Bruce Breit

BRUCE BREIT

/s/ Donna Breit

DONNA BREIT

/s/ Robert A. Breit

ROBERT A. BREIT

/s/ James L. Chittaro

JAMES L. CHITTARO

/s/ Joel Cohen

JOEL COHEN

/s/ Robert Gruen

ROBERT GRUEN

/s/ Lawrence Hanson

LAWRENCE HANSON

/s/ Richard Himmelman

RICHARD HIMMELMAN

/s/ Ronald Himmelman

RONALD HIMMELMAN

/s/ Karyn Keller

KARYN KELLER

/s/ Peter M. Vilim

PETER M. VILIM

/s/ Robert Winskowicz

ROBERT WINSKOWICZ

/s/ William B. Bandy

WILLIAM B. BANDY

/s/ Thomas Bivens

THOMAS BIVENS

/s/ J. Mark Leho

J. MARK LEHO

/s/ Christopher Devone

CHRISTOPHER DEVONE

/s/ Richard J. Seifert

RICHARD J. SEIFERT

/s/ Rita M. Seifert

RITA M. SEIFERT

/s/ John L. Walters

JOHN L. WALTERS

/s/ Robert T. Campbell

ROBERT T. CAMPBELL

/s/ Steven Himmelman

STEVEN HIMMELMAN

/s/ Brian Boxer

BRIAN BOXER

/s/ Vittoriano Diluzio

VITTORIANO DILUZIO

/s/ Jerry Bratton

JERRY BRATTON

/s/ Darren Breitkreuz

DARREN BREITKREUZ

/s/ Alan L. Frank, Esquire

ALAN L. FRANK, ESQUIRE

ALAN L. FRANK LAW ASSOCIATES, P.C.

By:  /s/ Alan L. Frank, Esquire